UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2009

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio	43235
(Address of principal executive offices)	(Zip Code)

614-310-1614
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CAPITAL CITY ENERGY GROUP, INC.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Previous independent registered public accounting firm

On January 21, 2009, Capital City Energy Group Inc. ("CETG" or the “Registrant”) dismissed its independent auditor, GBH CPAs, PC, ("GBH").  The decision to dismiss GBH as the Company’s independent registered public accounting firm was recommended by the Company’s Audit Committee and approved by the full Board of Directors.  The review of GBH on CETG’s consolidated financial statements for the second quarter ended June 30, 2008 and the third quarter ended September 30, 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

The Company hired GBH on June 25, 2008 to review its financial statements in compliance with its reporting obligations.  During the Company’s two most recent quarters, namely the second quarter ended June 30, 2008 and the third quarter ended September 30, 2008, and the subsequent interim period through the dismissal of GBH on January 21, 2009, the Company has not had any disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GBH, would have caused them to make reference thereto in their review of the Registrant’s consolidated financial statements for such quarters.

However, during the Registrant’s two most recent quarters, namely the second quarter ended June 30, 2008 and the third quarter ended September 30, 2008, and the subsequent interim period through the dismissal of GBH on January 21, 2009, GBH did advise CETG that the internal controls necessary for the registrant to develop reliable financial statements were not effective. With respect to the internal controls, the Company disclosed in each of their Form 10-Q for the quarter ending June 30, 2008 and September 30, 2008, the disclosure and procedure controls were determined to be ineffective, due principally to the number of adjustments identified by GBH in their review of the quarterly financial statements.  The Company concluded to implement additional disclosure controls and procedures related to the evaluation of accounting policies and procedures used in our accounting records particularly related to oil and gas accounting matters and increased training of personnel in SEC reporting requirements. The Company’s management is currently developing a plan to enhance controls in these areas to ensure the accurate and timely filing of its SEC reports.

GBH did not advise CETG that information has come to GBH’s attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management nor did GBH advise CETG of the need to expand significantly the scope of its audit.

(b) New independent registered public accounting firm

On January 21, 2009, CETG engaged Hall, Kistler & Company (“Hall, Kistler”) of Canton, Ohio as the Registrant's independent accountants to report on the Registrant's consolidated balance sheet as of December 31, 2008, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint Hall, Kistler was recommended by the Company’s Audit Committee and approved by the full Board of Directors.

During the Registrant's two most recent quarters and any subsequent interim period prior to the engagement of Hall, Kistler, neither the Registrant nor anyone on the Registrant's behalf consulted with Hall, Kistler regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits have been furnished as part of this report:

Exhibit	Description
16.1	Letter from GBH CPAs, PC to the Securities and Exchange Commission dated January 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2009	Capital City Energy Group, Inc.

By: /s/Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
16.1	Letter from GBH CPAs, PC to the Securities and Exchange Commission dated January 27, 2009.